Exhibit 5.2

April 16, 2024

Genesis Energy, L.P.

Genesis Energy Finance Corporation

811 Louisiana, Suite 1200

Houston, TX 77002

Re:	Genesis Energy, L.P.

Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as special Alabama counsel to Genesis Pipeline Alabama, LLC, an Alabama limited liability company (the “Company”), in connection with the registration, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the proposed offer by Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), and Genesis Energy Finance Corporation, a Delaware corporation (“Genesis Finance”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (c) subordinated securities (the “Subordinated Securities” and, together with the Common Units and the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (d) the Partnership’s options to purchase LP Equity Securities, (e) the Partnership’s warrants to purchase LP Equity Securities or Debt Securities (defined below) (the “Warrants”), (f) the Partnership’s rights to purchase LP Equity Securities, (g) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Genesis Finance may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Genesis Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (h) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. For purposes of this opinion, the term “Other Subsidiary Guarantors” means the Subsidiary Guarantors other than the Company. This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) the Indenture with respect to the Senior Debt Securities (and any related Guarantees), dated as of May 21, 2015, among the Partnership, Genesis Finance, the Subsidiary Guarantors named therein and Regions Bank, as successor trustee (the “Base Indenture”), filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K dated May 21, 2015, the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of

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Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.14 to the Registration Statement on Form S-3 (File No. 333-195858) filed with the Commission under the Act on May 9, 2015, to be entered into by the Partnership, Genesis Finance, the Subsidiary Guarantors and Regions Bank, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture and (iii) the limited liability company agreement and such other limited liability company records of the Company as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to the Indenture other than the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, Genesis Finance and the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion with respect to the Company, “Genesis Pipeline Alabama, LLC”, that:

(i)	the Company is duly organized or formed, validly existing and in good standing as a limited liability company under the laws of the State of Alabama;

(ii)	the Company has the entity power to execute and deliver the Indenture as a Subsidiary Guarantor and perform its obligations under the Indenture (including its Guarantee pursuant thereto);

(iii)	the execution and delivery of the Base Indenture by the Company has been duly authorized by all necessary limited liability company action;

(iv)	the Base Indenture has been duly and validly executed and delivered by the Company; and

(v)	with respect to Debt Securities guaranteed by the Company, when:

(A) the Partnership, and, if such Genesis Finance is a co-issuer, Genesis Finance, the Company and the Other Subsidiary Guarantors (together with the Partnership, the Company and Genesis Finance, the “Obligors”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters;

(B) any officers’ certificate or supplemental indenture to the applicable Indenture relating to such Debt Securities and, (x) if such Debt Securities constitute Subordinated Debt Securities, the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement have been duly authorized, executed and delivered by the Obligors and the other parties thereto, or (y) if such Debt Securities constitute Senior Debt Securities, the applicable Indenture has been duly authorized, executed and delivered by the Obligors and the other parties thereto (other than the Company) with the terms of such Debt Securities (including whether Genesis Finance is co-issuer thereof) and such Guarantees having been set forth in the applicable Indenture or a supplemental indenture or an officers’ certificate delivered pursuant thereto;

(C) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(D) such Debt Securities (including notations of such Guarantee thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture or supplemental indenture relating to such Debt Securities and the applicable resolutions of the respective governing bodies of the applicable Obligors and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, the amendment to the organizational or charter documents of the Partnership or certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Guarantees by the Company will have been duly authorized by all necessary limited liability company action on the part of the Company.

This opinion is limited to the matters set out above relating to the Company and the laws of the State of Alabama. This opinion may be relied upon by Paul Hastings LLP in connection with the opinion it is delivering to you as filed as an exhibit to the Registration Statement. We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you on matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitations, future changes in applicable law.

Sincerely,

/s/ Bradley Arant

Boult Cummings